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                                                                     EXHIBIT 5.2




                      [FUTRO & TRAUERNICHT LLC LETTERHEAD]




                                November 16, 2001


Board of Directors
Integral Technologies, Inc.
805 W. Orchard Drive, Suite 3
Bellingham, WA 98225

Gentlemen:

         You have requested our opinion, as counsel for Integral Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Post-effective Amendment No. 1 to a registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 16,470,000 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including: (i) up to 13,450,000 shares of common stock held by or issuable to certain selling securityholders; and (ii) up to 3,020,000 shares of common stock issuable upon exercise of common stock warrants issued or issuable to certain selling securityholders.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the 13,450,000 shares of common stock held by or issuable to certain selling securityholders are, and the 3,020,000 shares of common stock issuable upon exercise of common stock warrants, when issued will be, duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                                     Sincerely,


                                                     /s/ FUTRO & TRAUERNICHT LLC